Exhibit 99.1

FOR IMMEDIATE RELEASE
Harsco First Quarter 2020 Results Above Guidance Range

Company Implements Business Continuity Actions and Withdraws 2020 Full-Year Guidance in Response to COVID-19

CAMP HILL, PA - April 7, 2020 - Harsco Corporation (NYSE: HSC) today announced that its adjusted EBITDA in the first quarter, which is subject to change based on the completion of the Company’s normal quarter-end review process, is expected to be above the high-end of its earlier guidance range of $43 to $48 million, despite business disruption late in the quarter from COVID-19 (refer to press release titled Harsco Corporation Reports Fourth Quarter and Full-Year 2019 Results dated February 21, 2020 for a relevant non-GAAP EBITDA reconciliation). Strong results at Clean Earth and Rail along with lower Corporate spending led to the positive first quarter performance.

Harsco also today announced that it is currently operating as an essential business in each of its segments in the United States and almost entirely around the world and that internal actions are underway in response to current and anticipated impacts of the COVID-19 pandemic.

“As we confront COVID-19, we are focusing on the health and safety of our employees, customers and the communities where we operate, while also taking action to protect our business,” said Harsco Chairman and CEO Nick Grasberger. “As a provider of certain essential services in the U.S. and in most other countries, we are continuing to work diligently and safely to provide our customers with the services and products they need. We spent the last several years building a strong and resilient business and remain confident in Harsco’s long-term strategy. However, during this unprecedented market disruption and uncertainty, we will continue to remain flexible and take further action as needed.”

Operations

Clean Earth, including the recently acquired ESOL, operations are currently operating as essential services throughout the U.S., enabling the business to continue to perform critical environmental services despite mandated closures for non-essential businesses in certain states. The situation is similar for the Company’s Rail business and Harsco Environmental. Harsco Rail has been fulfilling orders critical to global transportation networks, and importantly, Rail is on-track to increase capacity during the year through its SCOR program (Supply Chain Operational Recovery program) to a level required to deliver on its sizeable backlog. Meanwhile, Environmental continues to operate in most countries around the world in which it has a presence to support critical metal production.

Business Continuity

Harsco has taken significant and proactive actions to protect all stakeholders and to minimize the operational and financial impacts of COVID-19 on the business. Work safety and flexibility measures have been implemented as the Company strives to keep facilities operational.

Harsco is also focused on actions to adjust its cost structure, reduce discretionary capital and operating expenditures, and preserve its financial flexibility and strong liquidity position. The Company anticipates lowering its 2020 capital expenditures by at least $75 million, from earlier expectations, with a goal to maintain positive free cash flow despite business headwinds. Harsco’s earlier guidance range for 2020 capital spending was $170 million to $180 million.

Exhibit 99.1

Additionally, the Company has significant undrawn funds under its $700 million revolving credit facility and no debt maturities until 2024. Harsco also recently entered into an amendment to its existing credit facility that amended certain covenants to provide the Company with increased operating flexibility.

2020 Guidance

As a result of the evolving impact of COVID-19 on the global economy, Harsco is anticipating a further slow-down in customer demand and increased business disruption, the extent and duration of which is not presently able to be quantified. For these reasons, Harsco believes it is prudent to withdraw its full year 2020 guidance, which previously anticipated only a limited impact of COVID-19. The Company will again provide guidance when visibility improves, and it deems appropriate.

About Harsco Corporation

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the company, with approximately 13,000 employees, operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

Forward Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan” or other comparable terms. Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, pandemics and outbreaks of contagious diseases and other health issues, such as COVID-19; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11)

Exhibit 99.1

the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) failure to retain key management and employees; (14) the amount and timing of repurchases of the Company's common stock, if any; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) implementation of environmental remediation matters; (18) risk and uncertainty associated with intangible assets; and (19) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors,” of the Company's Annual Report on Form 10-K for the year ended December 31, 2019. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update the information in this press release or forward-looking statements except as may be required by law.